QuickLinks -- Click here to rapidly navigate through this document

Exhibit 23.2

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

        We have issued our reports dated December 22, 2003 accompanying the consolidated financial statements of SatCon Technology Corporation and its subsidiaries and the accompanying schedule included in the Annual Report on Form 10-K for the year ended September 30, 2003 which are incorporated by reference in this Registration Statement on Form S-3. We consent to the incorporation by reference in the Registration Statement on Form S-3 of the aforementioned reports and to the use of our name as it appears under the caption "Experts."

/s/ GRANT THORNTON LLP
Boston, Massachusetts
December 22, 2003

QuickLinks

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS